Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of __/__, 2016, is entered into by and among Consumer Capital Group, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Purchaser”).

WITNESSETH:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”), to foreign investors afforded by Regulation S (“Regulation S”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act; and

WHEREAS, the Purchaser wishes to purchase certain shares of common stock, no par value (the “Common Stock”), of the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, on the terms and conditions referred to herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement and Transaction Documents, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to the Purchaser, __________ shares of the Common Stock of the Company (the “Shares”), at $________ per share, for an aggregate purchase price of $_________ (the “Purchase Price”), on the Closing Date (as defined below).

(ii) The issuance of the Shares and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Documents as the purchase and sale of the Securities (as defined below), and are referred to collectively as the "Transactions".

b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Closing Date” means the date of the closing of the issuance of Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Documents, (x) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Purchaser in the Transaction Documents.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Securities” means the Shares and any shares of Common Stock of the Company that may be issued to the Purchaser in connection with any other agreements between the parties.

“State of Incorporation” means Delaware.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“Transaction Documents” means this Agreement and all ancillary documents referred to in those agreements.

c. Form of Payment; Delivery of Securities.

(i) On the Closing Date, the Purchaser shall pay the Purchase Price by delivering immediately available funds in United States Dollars to the Company. The Company shall deliver the Shares, duly executed on behalf of the Company to the Purchaser.

(iii) By signing this Agreement, the Purchaser and the Company agree to all of the terms and conditions of the Transaction Documents, all of the provisions of which are incorporated herein by this reference as if set forth in full.

2. PURCHASER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

a. Without limiting Purchaser's right to sell the Securities pursuant to an effective registration statement, if applicable, or otherwise in compliance with the Securities Act, the Purchaser is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Purchaser is not a “U.S. person” as defined in Regulation S under the Securities Act and is not purchasing the Shares for the account or benefit of any “U.S. person”; (ii) the Purchaser is outside of the United States as of the date hereof; and (iii) the Purchaser will not engage in hedging transactions with respect to the Shares unless in compliance with the Securities Act.

c. In the event that the Purchaser is deemed as a “U.S. person” under the Securities Act, the Purchaser is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

d. All subsequent offers and sales of the Securities by the Purchaser shall be made pursuant to registration of the relevant Securities under the Securities Act or pursuant to an exemption from registration.

e. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

f. The Purchaser and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser, including those set forth on in any annex attached hereto. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

g. The Purchaser understands that its investment in the Securities involves a high degree of risk.

h. The Purchaser hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

i. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

j. This Agreement and the other Transaction Documents to which the Purchaser is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Purchaser as of the date hereof and as of the closing.

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Shares or any shares of the Company’s Common Stock that may be issued to the Purchaser in connection with any other agreements between the parties, in the event such shares are issued. No party other than a Purchaser has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Documents.

b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.

c. Authorized Shares.

(i) the Company has authorized 100,000,000 shares of Common Stock, of which 29,085,929 shares are outstanding as of the date hereof.

(ii) The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date.

d. Transaction Documents and Stock. This Agreement and each of the other Transaction Documents, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement and the other Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g. Absence of Litigation. Except for those disclosed in the reports filed with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. Except for those disclosed in the reports filed with the SEC, the Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

h. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Documents or those incurred in the ordinary course of the Company's business since inception, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

i. Dilution. Any shares of the Company’s Common Stock issued to the Purchaser in connection with any agreements between the parties hereto, in the event such shares are issued may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

k. Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. The Purchaser acknowledges that (1) the Securities have not been and are not being registered under the provisions of the Securities Act and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

b. Restrictive Legend. The Purchaser acknowledges and agrees that the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Purchaser under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Purchaser promptly after such filing.

d. Publicity, Filings, Releases, Etc. Except for disclosure required by the SEC, each of the parties agrees that it will not disseminate any information relating to the Transaction Documents or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included.

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue the Shares to the Holder as contemplated in the Transaction Documents. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer or issuance of the Common Stock represented by one or more certificates for Common Stock without legend (or where applicable, by electronic registration) in such name and in such denominations as specified by the Purchaser.

b. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder’s representatives upon the request of the Holder or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued, or (ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group, and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Purchaser understands that the Company's obligation to sell the Securities to the Purchaser pursuant to this Agreement on a closing date is conditioned upon:

a. The execution and delivery of this Agreement by the Purchaser;

b. Delivery by the Purchaser to the Company the Purchase Price;

c. The accuracy in all material respects on the applicable closing date of the representations and warranties of the Purchaser contained in this Agreement, each as if made on such date;

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

e. For additional closing, the Purchaser shall satisfy the conditions from (b) to (d) above.

7. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE.

The Company understands that the Purchaser’s obligation to purchase any Securities and its acceptance of any shares of the Company’s Common Stock that may be issued in connection with any agreements between the parties hereto on a closing date is conditioned upon:

a. The execution and delivery of this Agreement and the other Transaction Documents by the Company;

b. Delivery by the Company to the Purchaser of the Shares on the applicable closing date in accordance with this Agreement or any other agreements between the parties;

c. The accuracy in all material respects on the applicable closing date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

e. From and after the date hereof to and including the applicable closing date, each of the following conditions will remain in effect: there shall not have been any Material Adverse Effect in regards to the Company; and

f. For additional closing, the Company shall satisfy the conditions from (a) to (e) above.

8. JURY TRIAL WAIVER. The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Documents.

9. GOVERNING LAW. This Agreement will be governed by and construed and enforced under the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

10. CONSENT TO JURISDICTION. Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 14 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 13 shall affect or limit any right to serve process in any other manner permitted by applicable law.

11. NOTICES. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed to the address or facsimile number or other address for electronic transmission set forth below. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed or emailed.

If to the Company:

136-82 39th Ave, 4th Floor

Unit B

Flushing, NY 11354 (647) 478-6385

Email: jack@ccmus.com

Attention: Jianmin Gao

If to the Purchaser:

[Name]

[Address]

Tel:

Email: ____________

Attention: _________

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Purchaser’s representations and warranties herein shall survive for a period of six (6) months after the execution and delivery of this Agreement, and shall inure to the benefit of the Purchaser and the Company and their respective successors and assigns.

13. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any of the Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Company as of the date set first above written.

COMPANY:

Consumer Capital Group, Inc.

By:
Name:	Jianmin Gao
Title:	President & Chief Executive Officer

PURCHASER:

By:
Name:
Title: